EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2002 relating to the financial statements of The Bombay Company, Inc., which appears in The Bombay Company Inc.'s Annual Report on Form 10-K for the year ended February 2, 2002.







/S/PRICEWATERHOUSE COOPERS LLP

PricewaterhouseCoopers LLP

Fort Worth, Texas
September 13, 2002